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                            COLLATERAL MORTGAGE NOTE

$1,587, 636.00

                                                          September 27, 1994

                                                          DATE

        FOR VALUE RECEIVED, on demand, the undersigned, promises to pay the Bearer at the main offices of the United States Department of Commerce, National Oceanic and Atmospheric Administration, National Marine Fisheries Service, Washington, D.C., 20235, the principal sum of ONE MILLION, FIVE HUNDRED EIGHTY-SEVEN THOUSAND, SIX HUNDRED THIRTY-SIX AND 00/100 ($1,587,636.00) DOLLARS, together with interest thereon at the rate eighteen percent (18%) per annum from the date hereof until paid.

        In case this Note should be placed in the hands of an attorney-at-law to institute legal proceedings to recover the amount hereof or any part hereof, in principal or interest, or to protect the interests of the holder or holders hereof, or in case the same should be placed in the hands of an attomey for collection, compromise or other action, the Maker of this Note hereby agrees to pay the fee of the attomey who may be employed for the purpose, which fee is hereby fixed at ten percent (10%) of the amount due or sued for or claimed or sought to be protected, preserved or enforced.

      The Maker of this Note and the endorsers, guarantors and sureties hereon hereby severally waive presentment for payment, demand, notice of nonpayment, protect, and all pleas of division and discussion, and agree that the time of payment hereof may be extended from time to time, one or more times without notice of such extension or extensions and without previous consent, hereby binding themselves, in solido, unconditionally, and as original promissors, for the payment hereof in principal, interest, costs and attorneys' fees. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

        This note shall be governed by and construed in accordance with the laws of the State of Louisiana.

                                         ZAPATA PROTEIN (USA), INC.

                                         BY:
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        "Ne Varietur"
For identification with an Act
of Collateral Mortgage and Collateral
Assignment of Leases this 27th day
of September 1994.

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NOTARY PUBLIC



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